Exhibit 99.3

NEWS

93 West Main Street, Clinton, CT 06413

Connecticut Water Service Shareholders Elect Directors and

Ratify Auditors at 2019 Annual Meeting

CLINTON, Conn. — May 9, 2019 — Connecticut Water Service, Inc. (“CTWS” or “the Company”) (Nasdaq: CTWS) announced that CTWS shareholders approved all of the company’s proposals at the annual meeting of shareholders held today in Madison, Connecticut. In particular, shareholders elected all of the board’s director nominees, ratified Baker Tilly Virchow Krause LLP as the Company’s independent auditors for 2019, and approved an advisory resolution regarding executive compensation.

Elected to the board were Heather Hunt, David C. Benoit, and Kristen A. Johnson. Ms. Hunt is an attorney and executive director of the New England States Committee on Electricity and previously served as director of state and local government affairs at United Technologies. Mr. Benoit is the president and CEO of the Company. Ms. Johnson is the vice president of human resources and corporate secretary of the Company. As employee directors of the Company, Mr. Benoit and Ms. Johnson do not serve on committees of the board, do not participate in any executive sessions of the independent directors, and are not compensated for their board service. The new director terms of Ms. Hunt, Mr. Benoit, and Ms. Johnson will expire in 2022.

At the annual meeting, Mr. Benoit and Robert J. Doffek, CFO, treasurer and controller, addressed shareholders and discussed CTWS’s 2018 and Q1 2019 performance. They also discussed the Company’s continuing long-term strategy to deliver solid financial results by satisfying customers, maintaining CTWS as an employer of choice, and being good stewards of the environment.

Management also provided an overview of the regulatory approval process for the Company’s combination with SJW Group, which was overwhelmingly approved by CTWS shareholders last fall.

Dividends

The Company also announced at the meeting that the Company’s board of directors had approved an increase of 4.8 percent in its annualized cash dividend, raising the quarterly amount to $0.3275 per share of the Company’s common stock, for an annual dividend of $1.31.

The slide presentation from the Annual Meeting of Shareholders will be accessible at the Company’s website, https://ir.ctwater.com, until June 9, 2019.

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About Connecticut Water Service, Inc.

Connecticut Water Service, Inc., is a publicly traded holding company headquartered in Clinton, Connecticut. CTWS is the parent company of The Connecticut Water Company, The Maine Water Company, The Avon Water Company, and The Heritage Village Water Company. Together, these subsidiaries provide water service to more than 450,000 people in Connecticut and Maine, and wastewater service to more than 10,000 people in Connecticut.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the SJW Group transaction are not satisfied; (2) the risk that the regulatory approvals required for the proposed transaction are not obtained at all, or if obtained, on the terms expected or on the anticipated schedule; (3) the risk that the California Public Utilities Commission’s (CPUC) investigation may cause delays in or otherwise adversely affect the proposed transaction and that SJW Group may be required to consummate the proposed transaction prior to the CPUC’s issuance of an order with respect to its investigation; (4) the effect of water, utility, environmental and other governmental policies and regulations; (5) litigation relating to the proposed transaction; (6) the ability of each party to meet expectations regarding timing, completion and accounting and tax treatments of the proposed transaction; (7) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the proposed transaction; (8) changes in demand for water and other products and services; (9) unanticipated weather conditions; (10) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect the facilities, operations, financial condition, results of operations and reputation of CTWS; (11) risks that the proposed transaction disrupts the current plans and operations of CTWS; (12) potential difficulties in employee retention as a result of the proposed transaction; (13) unexpected costs, charges or expenses resulting from the proposed transaction; (14) the effect of the announcement or pendency of the proposed transaction on business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (15) risks related to diverting management’s attention from ongoing business operations of CTWS; and (16) legislative and economic developments.

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In addition, actual results are subject to other risks and uncertainties that relate more broadly to CTWS’s overall business and financial condition, including those more fully described in its filings with the SEC, including, without limitation, its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither CTWS nor its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

News media/investor contact:

Daniel J. Meaney, APR

Director of Corporate Communication

Connecticut Water Service, Inc.

93 West Main Street

Clinton, CT 06413-1600

dmeaney@ctwater.com

(860) 664-6016